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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-46422, 333-60268, 333-75496, 333-82702, 333-90770,
333-103151; and Form S-3 No. 333-100063, 333-103282) of our report dated
October 30, 2000 with respect to the consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity (deficit), and cash flows and the schedule included and incorporated by reference in the Annual Report (Form 10-K/A) of Virage Logic Corporation for the year ended September 30, 2002.

                                                  /s/ ERNST & YOUNG LLP

Palo Alto, California
May 21, 2003